Exhibit 5.1

September 10, 2010

Impac Mortgage Holdings, Inc.

19500 Jamboree Road

Irvine, California 92612

Re:                                        Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Impac Mortgage Holdings, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a registration statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission (the “Commission”) for the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 1,564,485 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), which consists of  (i) 1,114,485 shares of Common Stock underlying outstanding options (the “Assumed Options”) originally granted under the Company’s 1995 Stock Option, Deferred Stock and Restricted Stock Plan and 2001 Stock Option, Deferred Stock and Restricted Stock Plan that have been assumed by the Company’s 2010 Omnibus Incentive Plan, which was adopted by the Company’s Board of Directors and approved by its stockholders as of July 20, 2010 (the “2010 Plan”), and (ii) an additional 450,000 shares that are reserved for future issuance under the 2010 Plan (the “New Shares”).  As used in this opinion letter, the term “Shares” collectively includes the Assumed Options and the New Shares.

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement.  For purposes of rendering that opinion, we have examined the 2010 Plan, the Registration Statement, the Company’s Articles of Incorporation, as amended or supplemented, Bylaws, as amended, and the corporate actions of the Company that provide for the adoption of the 2010 Plan, and the reservation of the Shares for issuance by the Company under the 2010 Plan, and we have made such other investigation as we have deemed appropriate.  We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion and we have also relied on a certificate of an officer of the Company.  We have not independently established any of the facts so relied on.

In rendering our opinion, we also have made assumptions that are customary in opinion letters of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.  We have further assumed that the Company does not in the future issue so many shares of Common Stock that there are insufficient remaining authorized but unissued shares of Common Stock for the exercise of the Assumed Options and awards granted under the 2010 Plan.  We have also assumed that all of the Shares issuable or eligible for issuance under the 2010 Plan following the date hereof will be issued for not less than par value.  We have not verified any of those assumptions.

Our opinion set forth below is limited to the Maryland General Corporation Law, including the applicable provisions of the Maryland Constitution and reported judicial decisions interpreting that law.  We note, however, that we are not licensed to practice law in the State of Maryland.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.  The following opinion is rendered as of the date of this letter.  We assume no obligation to update or supplement such opinion to reflect any changes of law or fact that may occur.

Based on the foregoing and in reliance thereon, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares are duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms of the respective awards granted under and governed by the 2010 Plan and the Registration Statement, will be validly issued, fully paid, and nonassessable.

We are furnishing this opinion letter to you solely in connection with the Registration Statement.  You may not rely on this opinion letter in any other connection, and it may not be furnished to or relied upon by any other person for any purpose, without our specific prior written consent.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving our consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, the prospectus or any prospectus supplement within the meaning of the term “expert”, as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP